As filed with the United States Securities and Exchange Commission on September 7, 2004
Registration No. 333-117319

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jurisdiction of
Names of	Incorporation	I.R.S. Employer
Co-Registrants	or Organization	Identification No.

M.D.C. HOLDINGS, INC.	Delaware	84-0622967
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.	Colorado	77-0084376
RICHMOND AMERICAN HOMES OF MARYLAND, INC.	Maryland	52-0814857
RICHMOND AMERICAN HOMES OF NEVADA, INC.	Colorado	88-0227698
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.	Virginia	54-0570445
RICHMOND AMERICAN HOMES OF ARIZONA, INC.	Delaware	86-0277026
RICHMOND AMERICAN HOMES OF COLORADO, INC.	Delaware	84-1256155
M.D.C. LAND CORPORATION	Colorado	84-0831548
RAH OF TEXAS, LP	Colorado	81-0545696
RAH TEXAS HOLDINGS, LLC	Colorado	35-2175328
RICHMOND AMERICAN CONSTRUCTION, INC.	Delaware	86-0540418
RAH OF FLORIDA, INC. (formerly known as Richmond American Homes of California (Inland Empire), Inc.)	Colorado	84-1590389
RICHMOND AMERICAN HOMES OF TEXAS, INC.	Colorado	75-2115660
RICHMOND AMERICAN HOMES OF UTAH, INC.	Colorado	02-0574838
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.	Colorado	54-2019401
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.	Colorado	02-0701597
RICHMOND AMERICAN HOMES OF DELAWARE, INC.	Colorado	02-0701599
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.	Colorado	02-0701595
RICHMOND AMERICAN HOMES OF FLORIDA, LP	Colorado	02-0701603
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC. (formerly known as Richmond American Homes One, Inc.)	Colorado	02-0701583
RICHMOND AMERICAN HOMES TWO, INC.	Colorado	02-0701585
RICHMOND AMERICAN HOMES THREE, INC.	Colorado	02-0701586
RICHMOND AMERICAN HOMES FOUR, INC.	Colorado	02-0701587
RICHMOND AMERICAN HOMES FIVE, INC.	Colorado	02-0701590
RICHMOND AMERICAN HOMES SIX, INC.	Colorado	02-0701591
RICHMOND AMERICAN HOMES SEVEN, INC.	Colorado	02-0701593

3600 S. Yosemite Street, Suite 900

Denver, Colorado 80237
(303) 773-1100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel
3600 S. Yosemite Street, Suite 900
Denver, Colorado 80237
(303) 773-1100
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Garth B. Jensen, Esq.

Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☑

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

    Pursuant to Rule 429 under the Securities Act of 1933, this registration statement contains a combined prospectus that also relates to $550,000,000 of other securities registered on Form S-3, registration no. 333-107859, which have not been offered or sold as of the date of the filing of this registration statement and for which MDC previously paid registration fees of $65,670. This registration statement constitutes a post-effective amendment to the prior related registration statement, pursuant to which the total amount of unsold previously registered securities may be offered and sold as any of the securities registered hereunder, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. If the previously registered securities are offered and sold prior to the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

    The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PURPOSE OF REGISTRATION STATEMENT

      This registration statement registers $450,000,000 of securities to be offered by M.D.C. Holdings, Inc. and the co-registrants. Some of the co-registrants are newly-formed entities that currently do not have operations or significant assets. Of the $1,000,000,000 of securities under the combined prospectus to which this registration statement relates, $550,000,000 of the securities have already been registered on Form S-3, registration no. 333-107859.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement.
4	.1(a)+	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(b)+	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(c)+	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.2++	Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
5.1		Opinion of Holme Roberts & Owen LLP.
12	.1+++	Computation of ratios of earnings to fixed charges.
23	.1++	Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24	.1++	Powers of Attorney.
25	.1++	Statement of Eligibility of Trustee — U.S. Bank National Association.

*	MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

+	Incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed by MDC on April 6, 1999 (registration No. 333-70381).

++	Previously filed.

+++	Incorporated by reference to Form 10-Q filed by MDC for the quarter ended June 30, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 7th day of September, 2004.

M.D.C. HOLDINGS, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
M.D.C. LAND CORPORATION
RAH OF TEXAS, LP
RAH TEXAS HOLDINGS, LLC
RICHMOND AMERICAN CONSTRUCTION, INC.
RAH OF FLORIDA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.
RICHMOND AMERICAN HOMES OF DELAWARE, INC.
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.
RICHMOND AMERICAN HOMES OF FLORIDA, LP
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.
RICHMOND AMERICAN HOMES TWO, INC.
RICHMOND AMERICAN HOMES THREE, INC.
RICHMOND AMERICAN HOMES FOUR, INC.
RICHMOND AMERICAN HOMES FIVE, INC.
RICHMOND AMERICAN HOMES SIX, INC.
RICHMOND AMERICAN HOMES SEVEN, INC.

By:	/s/ PARIS G. REECE

Paris G. Reece III
Authorized Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated, on the 7th day of September, 2004.

MDC OFFICERS AND DIRECTORS

Principal Executive Officer:

/s/ *

Larry A. Mizel,
Chairman of the Board of Directors
and Chief Executive Officer

Chief Operating Officer:

/s/ *

David D. Mandarich,
Director, President and
Chief Operating Officer

Principal Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Other Directors:

/s/ *

David E. Blackford

/s/ *

Steven J. Borick

/s/ *

William B. Kemper

/s/ *

Herbert T. Buchwald

/s/ *

Gilbert Goldstein

CO-REGISTRANT OFFICERS AND DIRECTORS

RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RAH OF FLORIDA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.
RICHMOND AMERICAN HOMES OF DELAWARE, INC.
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.
RICHMOND AMERICAN HOMES TWO, INC.
RICHMOND AMERICAN HOMES THREE, INC.
RICHMOND AMERICAN HOMES FOUR, INC.
RICHMOND AMERICAN HOMES FIVE, INC.
RICHMOND AMERICAN HOMES SIX, INC.
RICHMOND AMERICAN HOMES SEVEN, INC.

Principal Executive, Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
Executive Vice President, Director

RICHMOND AMERICAN HOMES OF ARIZONA, INC.
Principal Executive, Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
Vice President, Director

RICHMOND AMERICAN HOMES OF COLORADO, INC.
Principal Executive Officer:

/s/ *

David D. Mandarich,
President

Principal Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
Vice President and Director

M.D.C. LAND CORPORATION
Principal Executive, Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
President and Director

Other Directors:

/s/ *

Herbert T. Buchwald

/s/ MICHAEL TOUFF

Michael Touff

RAH OF TEXAS, LP

By:	RICHMOND AMERICAN HOMES OF TEXAS, INC.,

its General Partner
Principal Executive, Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
Executive Vice President, Director

RAH TEXAS HOLDINGS, LLC
Principal Executive, Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
President and Sole Manager

RICHMOND AMERICAN HOMES OF FLORIDA, LP

By:	RAH OF FLORIDA, INC.

its General Partner
Principal Executive, Financial and Accounting Officer:

/s/ PARIS G. REECE

Paris G. Reece III,
Executive Vice President, Director

* By: /s/ JOSEPH H. FRETZ

Joseph H. Fretz,
Attorney in fact

Exhibit Index

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement.
4	.1(a)+	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(b)+	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.1(c)+	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4	.2++	Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
5.1		Opinion of Holme Roberts & Owen LLP.
12	.1++	Computation of ratios of earnings to fixed charges.
23	.1++	Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24	.1++	Powers of Attorney.
25	.1++	Statement of Eligibility of Trustee — U.S. Bank National Association.

*	MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

+	Incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed by MDC on April 6, 1999 (registration No. 333-70381).

++	Previously filed.

+++	Incorporated by reference to Form 10-Q filed by MDC for the quarter ended June 30, 2004.